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                                                                     EXHIBIT 1.1

                                   VERIO INC.

                                6,000,000 Shares

                   6.75% SERIES A CONVERTIBLE PREFERRED STOCK

                               PURCHASE AGREEMENT


                                                              New York, New York
                                                                   July 14, 1999

SALOMON SMITH BARNEY INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
CREDIT SUISSE FIRST BOSTON CORPORATION
DEUTSCHE BANK SECURITIES INC.
FIRST UNION CAPITAL MARKETS CORP.
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

               Verio Inc., a Delaware corporation (the "Company"), proposes to issue and to sell to Salomon Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation (together with Salomon Smith Barney Inc., the "Representatives"), Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc. and First Union Capital Markets Corp., a division of Wheat First Securities, Inc. (together, the "Initial Purchasers"), severally and not jointly, an aggregate of 6,000,000 shares (the "Firm Shares") of its 6.75% Series A Convertible Preferred Stock, liquidation preference of $50.00 per share (the "Convertible Preferred Stock"), as set forth on Schedule I hereto (the "Offering"). The Company also proposes to issue and to sell to the Initial Purchasers, severally and not jointly, not more than an additional 1,200,000 shares of the Convertible Preferred Stock (the "Additional Shares") upon the terms and conditions set forth herein. The Firm Shares and the Additional Shares are herein referred to collectively as the "Shares". The Shares may be converted into shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") in accordance with the terms of the Certificate of Designation (as defined below).

               The sale of the Shares to the Initial Purchasers will be made without registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act. The Initial Purchasers have advised the Company that the Initial Purchasers will offer and sell the Shares

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purchased by them hereunder in accordance with Section 4 of this agreement (this
"Agreement" or the "Purchase Agreement") as soon as they deem advisable.

               In connection with the sale of the Shares, the Company has prepared a preliminary offering memorandum, dated July 1, 1999 (including any information incorporated by reference therein, the "Preliminary Memorandum"), and a final offering memorandum, dated July 14, 1999 (including any information incorporated by reference therein, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, the Shares and the Common Stock. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Shares by the Initial Purchasers. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the Execution Time (as defined below) and are not meant to include any amendment or supplement subsequent to the Execution Time. All references in this Agreement to financial statements and schedules and other information that is "contained", "included" or "state", or words of similar import, in the Preliminary Memorandum or Final Memorandum shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Preliminary memorandum or Final Memorandum, as the case may be.

               The Shares are to be issued pursuant to a Certificate of Designation (the "Certificate of Designation") to the Certificate of Incorporation of the Company. The holders of the Shares and the shares of Common Stock issued as dividends (including through the mechanics of the Deposit Agreement) and upon conversion of the Shares (collectively, the Subject Securities") will be entitled to the benefits of the Registration Rights Agreement (the "Registration Rights Agreement") to be dated as of July 20, 1999, among the Company and the Initial Purchasers. In addition, the holders of the Shares will be entitled to the benefits of the Deposit Agreement (the "Deposit Agreement") to be dated as of July 20, 1999, between the Company and the deposit agent named therein (the "Deposit Agent").

               This Agreement, the Registration Rights Agreement, the Deposit Agreement and the Certificate of Designation are referred to herein as the "Transaction Documents".

               Capitalized terms used herein without definitions have the respective meanings assigned to them in the Final Memorandum.

               1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Initial Purchaser as set forth below in this Section 1.

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               (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Memorandum, at the date hereof, does not, and at the Closing Date (as defined below) will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein.

               (b) The documents incorporated or deemed to be incorporated by reference in the Preliminary Memorandum and Final Memorandum, at the time they were or hereafter are filed with the Securities and Exchange Commission (the "Commission"), complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder and, when read together with the other information in the Preliminary Memorandum or Final Memorandum, as the case may be, at the time issued did not, and as of the Closing Date (and, if any Additional Shares are purchased, at the Option Closing Date (as defined below)) will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (c) The Company has been advised by The Portal Market that the Shares have been designated Portal-eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

               (d) None of the Company nor any of its Affiliates (as defined in Rule 501(b) under the Securities Act) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities
          Act) which could be integrated with the sale of the Shares in a manner that would require the registration of the Shares under the Securities Act.

               (e) None of the Company nor any of its Affiliates (as defined in Rule 501(b) under the Securities Act) or any person (other than the Initial Purchasers, as to whom the Company makes no representation) acting at the request of the Company has engaged, in connection with the offering of the Shares, (A) in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the

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          Securities Act, (B) in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (C) in any action which would require the registration of the offering and sale of the Shares pursuant to this Agreement or which would violate applicable state securities or "blue sky" laws.

               (f) Assuming that the representations and warranties of the Initial Purchasers contained in Section 4 are true, correct and complete, and assuming compliance by the Initial Purchasers with their covenants in Section 4, and assuming that the representations and warranties deemed to be made by "qualified institutional buyers" ("QIBs") (as defined in Rule 144A under the Securities Act) purchasing Shares are true and correct as of the Closing Date, it is not necessary in connection with the offer, sale and delivery of the Shares to the Initial Purchasers in the manner contemplated by, or in connection with the initial resale of such Shares by the Initial Purchasers in accordance with, this Agreement to register the Shares under the Securities Act.

               (g) The subsidiaries of the Company listed on Schedule II hereto (also referred to herein as the "Subsidiaries") are the only subsidiaries of the Company that constitute "significant subsidiaries" within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act. The Company and each Subsidiary has been duly organized or incorporated, as the case may be, and is validly existing and in good standing under the laws of its jurisdiction of organization or incorporation, with all requisite power and authority under such laws (a) to own, lease and operate their respective properties and to conduct their respective businesses as now conducted and as described in the Final Memorandum and (b) to enter into, deliver, incur and perform their respective obligations under the Transaction Documents, except, in the case of the foregoing subclause
          (a) for authorizations, approvals, orders, leases, certificates and permits, the failure of which to possess could not reasonably be expected to have a Material Adverse Effect (as defined below); and are all duly qualified to do business as foreign partnerships or corporations in good standing in all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect (i) on the business, condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries taken as a whole or (ii) on the ability of the Company to perform any of its obligations under the Transaction Documents or to consummate any of the transactions contemplated hereby or thereby (a "Material Adverse Effect"). The Company has no internet service provider affiliates (other than the Subsidiaries) that would individually constitute a "significant subsidiary" of the Company within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, if any such internet service provider affiliate were a subsidiary of the Company.

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               (h) The Company's authorized equity capitalization is as set forth in the Final Memorandum under the caption "Description of Capital Stock". The capital stock of the Company conforms in all material respects to the description thereof contained in the Final Memorandum under the caption "Description of Capital Stock". The shares of issued and outstanding capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. Except as set forth in the Final Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

               (i) The Shares being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and purchased by the Initial Purchasers pursuant to this Agreement, will be fully paid and non-assessable. The shares of Common Stock issuable as dividends and upon conversion or redemption of the Shares have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Certificate of Designation, will be fully paid and non-assessable. The Shares being sold hereunder conform in all material respects to the description thereof contained in the Final Memorandum. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Subject Securities.

               (j) This Agreement has been, and, as of the Closing Date, the Deposit Agreement, the Certificate of Designation and the Registration Rights Agreement will have been, duly authorized, executed and delivered by the Company, and upon such execution by the Company (assuming the due authorization, execution and delivery by parties thereto other than the Company), as of the Closing Date, the Deposit Agreement and the Registration Rights Agreement will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with the terms hereof or thereof, subject, in the case of each of the foregoing, to (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, (b) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (c) the discretion of the court before which any proceeding therefor may be brought (clauses (a), (b) and (c) being referred to herein as the "Enforceability Limitations").

               (k) No consent, waiver, authorization, approval, license, qualification or order of, or filing or registration with, any court or governmental or regulatory agency or body, domestic or foreign, is required for the issue and sale of the Subject Securities, the performance by the Company of its obligations under the Transaction Documents, or for the consummation of any of the transactions contemplated hereby or

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          thereby, including, without limitation, the issuance and sale of the
          Shares hereunder, except such as may be required (A) in connection with the registration under the Securities Act of the Subject Securities pursuant to the Registration Rights Agreement (including any filing with the NASD), or (B) by state securities or "blue sky" laws in connection with the offer and sale of the Shares or the registration of the Subject Securities pursuant to the Registration Rights Agreement.

               (l) The issuance, sale and delivery of the Shares, the execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby, thereby and in the Final Memorandum and the compliance by the Company with the terms of the foregoing do not, and, at the Closing Date, will not conflict with or constitute or result in a breach or violation by the Company or any of the Subsidiaries of (A) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by any of the Company or the Subsidiaries or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiaries under any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, authorization, permit, certificate or other agreement or document to which any of the Company or the Subsidiaries is a party or by which any of them may be bound, or to which any of them or any of their respective assets or businesses is subject (collectively, "Contracts") (and the Company has no knowledge of any conflict, breach or violation of such terms or provisions or of any such default, in any such case, which has occurred or will so result), (B) the articles or by-laws (each, an "Organizational Document") of each of the Company and the Subsidiaries or (C) any law, statute, rule or regulation, or any judgment, decree or order, in any such case, of any domestic or foreign court or governmental or regulatory agency or other body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets. Schedule III hereto lists each Contract with respect to which any conflict, breach or violation of the terms or provisions thereof or any default with respect thereto could have a Material Adverse Effect (each such Contract being referred to herein as a "Material Contract").

               (m) The Deposit Agreement, the Certificate of Designation and the Registration Rights Agreement will each conform in all material respects to the descriptions thereof in the Final Memorandum.

               (n) The audited financial statements included or incorporated by reference in the Final Memorandum, including the notes thereto, respectively present fairly the financial position of the Company and its consolidated subsidiaries, NSNet, Inc.,

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          Access One, Inc., STARnet, L.L.C., Computing Engineers Inc., LI Net,
          Inc., NTX, Inc., and Best Internet Communications, Inc. at the dates indicated, and the statement of operations, stockholders' deficit/equity and cash flows of each of such persons and, where applicable, such persons' consolidated subsidiaries for the periods indicated, have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Final Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Final Memorandum. KPMG LLP, which has examined such financial statements as set forth in its report included in the Final Memorandum, is an independent public accounting firm with respect to each of such persons and, where applicable, such person's subsidiaries within the meaning of Regulation S-X under the Securities Act. Except as disclosed in the Final Memorandum, the pro forma financial information relating to the Company and its Subsidiaries and the related notes thereto included in the Final Memorandum present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial adjustments and have been properly computed on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

               (o) Since the respective dates as of which information is given in the Final Memorandum, except as otherwise specifically stated therein, there has been no (A) material adverse change in the business, condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) transaction entered into by any of the Company or the Subsidiaries, other than in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole or (C) dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

               (p) Except as set forth in the Final Memorandum under the caption "Business -- The Verio Organization", the Company does not own, directly or indirectly, any material amount of shares, or any other material amount of equity or long-term debt securities or have any material equity interest in any firm, partnership, joint venture or other entity. Except as set forth in the Final Memorandum, no holder of any securities of the Company is entitled to have such securities (other than the Subject Securities) registered under any registration statement contemplated by the Registration

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          Rights Agreement. All of the outstanding capital stock of each of the
          Subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and was not issued in violation of any preemptive or similar rights (whether provided contractually or pursuant to any Organizational Document).

               (q) None of the Company nor the Subsidiaries is (A) in violation of its respective Organizational Documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any Contract or (C) in violation of any law, statute, judgment, decree, order, rule or regulation of any domestic or foreign court with jurisdiction over the Company or the Subsidiaries or any of their respective assets or properties, or other governmental or regulatory authority, agency or other body, other than, in the case of clause (B) or (C), such defaults or violations which could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect; and any real property and buildings held under lease by the Company or the Subsidiaries are held by the Company or such Subsidiary, as the case may be, under valid, subsisting and enforceable leases with such exceptions which could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

               (r) Except as set forth in the Final Memorandum, each of the Company and the Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other proprietary or confidential information, systems or procedures) (collectively, "intellectual property") necessary to conduct the business now or proposed to be operated by it as described in the Final Memorandum, except where the failure to own, possess or have the ability to acquire any such intellectual property could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and none of the Company nor the Subsidiaries has received any notice of infringement of or conflict with (nor knows of any such infringement of or conflict with) asserted rights of others with respect to any of such intellectual property.

               (s) Each of the Company and the Subsidiaries has obtained all material consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations (collectively, the "Licenses") of and from, and has made all declarations and filings with, all governmental and regulatory authorities, all self-regulatory organizations and all courts and other tribunals necessary to own, lease, license and use its properties and assets and to conduct its businesses in the manner described in the Final Memorandum. None of the Company or the Subsidiaries has received any notice of proceedings relating to the revocation or modification of, or denial of any


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          application for, any License which, if the subject of any unfavorable decision, ruling or finding, could, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect; and no event has occurred which allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such License, except where such revocation or termination could not, singly or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect; and the Licenses referred to above place no restrictions on the Company or any of the Subsidiaries that are not described in the Final Memorandum, except where such restrictions could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

               (t) There is no legal action, suit, proceeding, inquiry or investigation before or by any court or governmental body or agency, domestic or foreign, now pending or, to the best knowledge of the Company, threatened against the Company or any of the Subsidiaries or any of their respective properties which would be required to be disclosed in a registration statement filed under the Securities Act.

               (u) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, and has paid all taxes shown as due thereon; and no tax deficiency has been asserted against any of the Company or the Subsidiaries.

               (v) Except as described in the Final Memorandum, including the financial statements and notes thereto included therein, each of the Company and the Subsidiaries has good and marketable title to all real and personal property described in the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

               (w) None of the Company nor any of the Subsidiaries is an "investment company" or a company "controlled by" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

               (x) None of the Company nor any of the Subsidiaries nor any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result, under the

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          Securities Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Subject Securities.

               (y) No strike, labor problem, dispute, slowdown, work stoppage or disturbance with the employees of the Company or any of the Subsidiaries exists or, to the best knowledge of the Company, is threatened which could, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

               (z) The Company has insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

               (aa) The statistical and market-related data included in the Final Memorandum are based on or derived from independent sources which the Company believes to be reliable and accurate in all material respects or represent the Company's good faith estimates that are made on the basis of data derived from such sources.

               (bb) The Company is, and immediately after the Closing Date will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company on a particular date, that on such date (A) the fair market value of the assets of the Company exceeds its respective liabilities (including without limitation, stated liabilities and identified contingent liabilities), (B) the present fair salable value of the assets of the Company will exceed its respective probable liabilities on its debts (including without limitation, stated liabilities and identified contingent liabilities), (C) the fair market value of the Company's total assets exceeds its total liabilities, including identified contingent liabilities, by an amount at least equal to the total par value of its common stock both immediately prior to and after the Offering, (D) the Company is and will be able to pay its debts (including without limitation, stated liabilities and identified contingent liabilities) as such debts mature and (E) the Company will not have unreasonably small capital with which to conduct its present and anticipated business.

               (cc) Except as described in the Final Memorandum or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (A) to the Company's knowledge, each of the Company and the Subsidiaries is in compliance with and not subject to any known liability under applicable Environmental Laws (as defined below); (B) to the Company's knowledge, each of the Company and the Subsidiaries (i) has made all filings and provided all notices required under any applicable Environmental Law, and (ii) has, and is in compliance with, all Permits required under any applicable Environmental Laws, and (iii) each of them is in full force and effect; (C) to the Company's knowledge, there is no civil, criminal or

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          administrative action, or, investigation, notice or demand letter or request for information pending or threatened against the Company or any of the Subsidiaries under any Environmental Law; and (D) to the Company's knowledge, no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any Subsidiary.

               For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations relating to the protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of "hazardous substances," as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

               (dd) Except as described in the Final Memorandum, none of the Company nor any of the Subsidiaries has incurred any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or any such Subsidiary is or has ever been a participant, which, individually in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect. With respect to such plans, each of the Company and the Subsidiaries is in compliance in all respects with all applicable provisions of ERISA, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have or a result in a Material Adverse Effect.

               (ee) Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (ff) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Subject Securities.

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               (gg) The Shares satisfy the eligibility requirements of Rule
          144A(d)(3) under the Securities Act.

               (hh) Any certificate signed by any officer of the Company and delivered to the Initial Purchasers or to Cahill Gordon & Reindel, counsel for the Initial Purchasers ("Counsel for the Initial Purchasers") pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

               2. Purchase and Sale of the Shares.

               (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of $48.375 per share (the "Purchase Price"; strictly for purposes of this Agreement, the Purchase Price is inclusive of the Deposit Amount (as defined below)), the number of Firm Shares set forth opposite such Initial Purchaser's name in Schedule I hereto. In connection with the purchase of the Shares from the Company, each Initial Purchaser agrees, severally and not jointly, to deposit into an account designated in the Deposit Agreement, at the request of the purchasers of the Shares and on their behalf, an amount equal to approximately 6.73% of the Purchase Price ($20,193,966.00). Such amount (the "Deposit Amount") shall be sufficient, together with the earnings thereon, to pay any quarterly cash payment required to be made under the Deposit Agreement through the Deposit Expiration Date (as defined in the Deposit Agreement).

               (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, up to 1,200,000 Additional Shares at the Purchase Price and upon delivery of the Deposit Amount relating to such Additional Shares into the deposit account specified in and pursuant to the terms of the Deposit Agreement. Said option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Initial Purchasers. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Final Memorandum upon written or telephonic notice by the Representatives (on behalf of the Initial Purchasers) to the Company setting forth the number of Additional Shares as to which the several Initial Purchasers are exercising the option and the date of settlement and delivery of the related Deposit Amount. Delivery of certificates for the Additional Shares by the Company and payment therefor to the Company and delivery of the related Deposit Amount shall be made as provided in Section 3 hereof. The percentage of the Additional Shares to be purchased by each Initial Purchaser shall be the same percentage of the total number of shares of the Additional Shares to be purchased by the several Initial Purchasers as such Initial Purchaser is purchasing of the Firm Shares, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

               3. Delivery and Payment. Delivery of and payment for the Firm Shares and the Additional Shares (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third business day prior to the Closing Date) shall be made at 9:00 AM, New York City time, on July 20, 1999, or such later date as the Initial Purchasers shall designate, which date and time may be postponed by agreement among the Initial Purchasers and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Shares being herein called the "Closing Date"). The Company will deliver against payment of the Purchase Price (including delivery of the related Deposit Amount) by the Initial Purchasers the Shares in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with Norwest Shareowner Services ("Norwest") as custodian for The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee for the Depositary. Interests in any permanent Global Securities will be held only in book-entry form through the Depositary, except in the limited circumstances described in the Final Memorandum. Payment for the Shares shall be made by the Initial Purchasers to or upon the order of the Company on the Closing Date by wire transfer of same day funds or such other manner of payment as may be agreed by the Company and the Initial Purchasers, to an account previously designated to the Initial Purchasers by the Company at one or more financial institutions acceptable to the Initial Purchasers, at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, or such other location as may be mutually agreed upon by the Company and the Initial Purchasers, against delivery to Norwest as custodian for the Depositary of the Global Securities representing all of the Shares.

               The Company agrees to have the Global Securities available checking by the Initial Purchasers in New York, New York, not later than 10:00 AM on the business day prior to the Closing Date.

               If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the Closing Date, the Company will deliver the Additional Shares (at the expense of the Company), in the form of one or more permanent Global Securities deposited with Norwest as custodian for the Depositary and registered in the name of Cede & Co. as nominee for the Depositary, to the Initial Purchasers on the date (the "Option Closing Date") specified by the Initial Purchasers (which shall be within three business days after exercise of said option) against payment by the Initial Purchasers of the purchase price thereof (including delivery of the related Deposit Amount) to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. If settlement for the

Additional Shares occurs after the Closing Date, the Company will deliver to the Initial Purchasers on the Option Closing Date, and the obligation of the Initial Purchasers to purchaser the Additional Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to
Section 6 hereof.

               4. Offering of Shares. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

               (a) It has not offered or sold, and will not offer or sell, any Shares except to those it reasonably believes to be QIBs and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Shares is aware that such sale is being made in reliance on Rule 144A.

               (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Shares in the United States by means of any form of general solicitation or general advertising within the meaning of Regulation D in the United States.

               (c) It has not offered or sold and will not offer or sell, in the United Kingdom, by means of any document, any Shares other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or as agent (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985 of Great Britain), (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Shares to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 or is a person to whom the document may otherwise lawfully be issued or passed on.

               5. Agreements of the Company. The Company agrees with each Initial Purchaser that:

               (a) The Company will furnish to each Initial Purchaser and to Counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Preliminary Memorandum and the Final Memorandum and any amendments and supplements thereto as each Initial Purchaser and Counsel for the Initial Purchasers may reasonably request.

               (b) The Company will not at any time make any amendment or supplement to the Preliminary Memorandum or the Final Memorandum without the prior written consent of the Initial Purchasers.

               (c) The Company will immediately notify each Initial Purchaser and confirm such notice in writing of (x) any filing made by the Company relating to the offering of the Shares with any securities exchange or any other regulatory body in the United States or any other jurisdiction and (y) prior to the completion of the placement of the Shares by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the earnings, business affairs or business prospects of the Company and its Subsidiaries that (i) make any statement in the Final Memorandum false or misleading in any material respect or (ii) are not disclosed in the Final Memorandum. In such event or if at any time prior to completion of the placement of the Shares by the Initial Purchasers to purchasers who are not its affiliates (as determined by the Initial Purchasers) any other event shall occur or condition shall exist as a result of which it is necessary, in the opinion of the Initial Purchasers or Counsel for the Initial Purchasers, to amend or supplement the Final Memorandum in order that the Final Memorandum, as then amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or if in the opinion of the Initial Purchasers or Counsel for the Initial Purchasers, such amendment or supplement is necessary to comply with applicable law, the Company will, subject to paragraph (b) of this Section 5, promptly prepare, at its own expense, such amendment or supplement as may be necessary to correct such untrue statement or omission or to effect such compliance (in form and substance agreed upon by the Initial Purchasers and Counsel for the Initial Purchasers), so that as so amended or supplemented, the statements in the Final Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or so that such Final Memorandum as so amended or supplemented will comply with applicable law, as the case may be, and furnish to the Initial Purchasers such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request. The Company agrees to notify the Initial Purchasers in writing to suspend use of the Final Memorandum as promptly as practicable after the occurrence of an event specified in this paragraph (c), and the Initial Purchasers hereby agree upon receipt of such notice from the Company to suspend use of the Final Memorandum until the Company has amended or supplemented the Final Memorandum to correct such misstatement or omission or to effect such compliance.

               (d) Neither the Company nor any of its Affiliates (as defined in Rule 501(b) under the Securities Act) will solicit any offer to buy or offer or sell the Shares by means of any form of general solicitation or general advertising (as such terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act prior to the effectiveness of a registration statement with respect to the Subject Securities.

               (e) Neither the Company nor any of its Affiliates (as defined in Rule 501(b) under the Securities Act) will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Shares in a manner that would require the registration of the Shares under the Securities Act.

               (f) The Company will use its reasonable best efforts in cooperation with the Initial Purchasers to (i) permit the Shares to be eligible for clearance and settlement through DTC and (ii) permit the Shares to be designated as securities eligible for trading in The Portal Market in accordance with the rules and regulations of the NASD.

               (g) Prior to the Closing Date, the Company will furnish to each Initial Purchaser, if and as soon as they have been prepared, a copy of any unaudited interim consolidated financial statements of the Company for any period subsequent to the period covered by the most recent financial statements of the Company appearing in the Final Memorandum which have been prepared in the ordinary course of business.

               (h) The Company will arrange for the registration and qualification of the Shares for offering and sale under the applicable securities or "blue sky" laws of such states and other jurisdictions as the Initial Purchasers may designate in connection with the resale of the Shares as contemplated by this Agreement and the Final Memorandum and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Shares; provided that in no event shall the Company be obligated to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 5(h), (ii) file any general consent to service of process in any jurisdiction where it is not at the Closing Date then so subject or (iii) subject itself to taxation in any such jurisdiction if it is not so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided. The Company shall promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of the Shares for offering or sale in any jurisdiction or the institution, threatening or contemplation of any proceeding for such purpose.

               (i) The Company will reserve and keep available at all times, free of any preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issues shares of Common Stock as dividends with respect to the Shares or upon conversion of the Shares.

               (j) The Company will file the Certificate of Designation prior to the Closing Date with the Secretary of State of the State of Delaware, and the Certificate of Designation shall have become effective on or prior to the Closing Date in accordance with the General Corporation Law of the State of Delaware.

               (k) The Company will use the proceeds received from the Offering in the manner specified in the Final Memorandum under the heading "Use of Proceeds".

               (l) The Company will not, and will not permit any of its Affiliates (as defined in Rule 501(b) under the Securities Act) to, resell any Shares that have been acquired by any of them.

               (m) The Company will not, without the prior written consent of Salomon Smith Barney Inc., for a period of 90 days after the date hereof, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; provided that (i) the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the date hereof, (ii) the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the date hereof, (iii) the Company may issue Common Stock (or securities convertible into, or exchangeable for, shares of Common Stock) as consideration or partial consideration for the acquisition of all or substantially all of an Internet Service Business (as defined in the Indenture, dated as of March 25, 1998, by and between the Company and First Trust National Association, as trustee), whether by stock purchase, merger, purchase of all or substantially all of the assets of such person or otherwise, (iv) the Company may issue and sell Common Stock (or securities convertible into, or exchangeable for, shares of Common Stock) in connection with the formation or furtherance of a strategic alliance and (v) the Company may issue

          Common Stock (or securities convertible into, or exchangeable for, shares of Common Stock) as consideration or partial consideration for the acquisition of all or substantially all of an Internet Service Business having at least one class of capital stock which is at the time of such acquisition registered pursuant to Section 12(b) or 12(g) of the Exchange Act, whether by stock purchase, merger, purchase of all or substantially all of the assets of such person or otherwise; provided, further, that in connection with any issuance or issuance and sale permitted under clauses (iii) or (iv) of the previous proviso, the Company agrees not to grant any rights exercisable prior to the date that is 90 days after the date of this Agreement with respect to the registration under the Act of any shares of Common Stock (or securities convertible into, or exchangeable for, shares of Common Stock) issued in connection with such transaction.

               6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Shares and deliver the Purchase Price and related Deposit Amount shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time"), and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

               (a) (i) At the Closing Date, the Initial Purchasers shall have received the opinion of Morrison & Foerster LLP, counsel to the Company, dated as of the Closing Date, in the form set forth below and otherwise reasonably satisfactory to the Initial Purchasers and Counsel for the Initial Purchasers, to the effect that:

                    (1) The Company has been duly incorporated and is validly
               existing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its assets and properties and conduct its business as described in the Final Memorandum and to enter into and perform its obligations under this Agreement and each of the other Transaction Documents;

                    (2) (A) The authorized, issued and outstanding capital stock of the Company is as set forth in the Final Memorandum under the caption "Description of Capital Stock"; (B) the shares of issued and outstanding capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; (C) the Shares being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and purchased by the Initial Purchasers pursuant to this Agreement, will be fully paid and non-assessable; (D) the shares of Common Stock issuable as dividends and upon conversion of the Shares have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Certificate of Designation, will be fully paid and non-assessable; (E) the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Subject Securities; (F) the certificates for the Shares are in valid and sufficient form; and (G) except as set forth in the Final Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

                    (3) Each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum; all of the issued and outstanding capital stock of each of the Subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and, to such counsel's knowledge and information, except as set forth in the Final Memorandum under the caption "Business-- The Verio Organization", is owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

                    (4) The Company has the requisite corporate power and
               authority to execute, deliver and perform its obligations under this Agreement, the Deposit Agreement and the Registration Rights Agreement;

                    (5) No consent, waiver, approval, authorization, license,
               qualification or order of or filing or registration with any court or governmental or regulatory agency or body is required for the execution and delivery by the Company of this Agreement, the Deposit Agreement or the Registration Rights Agreement or for the issue and sale of the Shares, or the performance by the Company of its obligations under the Transaction Documents, or for the consummation of any of the transactions contemplated hereby or thereby, except such as may be required (A) in connection with the registration under the Securities Act of the Subject Securities under the Registration Rights Agreement, and
               (B) by state securities or "blue sky" laws in connection with the purchase and distribution of the Shares by the Initial Purchasers (as to which such counsel need express no opinion);

                    (6) The issuance, sale and delivery of the Shares, the
               execution, delivery and performance by the Company of this Agreement, the Deposit Agreement and the Registration Rights Agreement (in each case assuming due authorization and execution by each party other than the Company), and the consummation by the Company of the transactions contemplated hereby and thereby and the compliance by the Company with the terms of the foregoing do not, and, at the Closing Date, will not, conflict with or constitute or result in a breach or violation by the Company or any of the Subsidiaries of (A) any provision of the Certificate of Incorporation or By-laws of the Company, (B) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by the Company, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under any Material Contract identified in Schedule III hereto (provided that such counsel need not express an opinion as to any potential violation of any financial covenant contained in any Material Contract) or (C) any law, statute, rule, or regulation or any order, decree or judgment known to such counsel to be applicable to the Company or any Subsidiary, of any court or governmental or regulatory agency or body or arbitrator known to such counsel to have jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets;

                    (7) The Purchase Agreement has been duly authorized,
               executed and delivered by the Company;

                    (8) The statements in the Final Memorandum under the
               headings "Offering Memorandum Summary - The Offering", "Description of the Convertible Preferred Stock", "Description of Capital Stock", and "Certain Related Party Transactions," insofar as such statements purport to summarize certain provisions of the Certificate of Designation, the Shares, the Common Stock, the Deposit Agreement, the Registration Rights Agreement, the Company's authorized and outstanding capital stock and certain agreements to which the Company is a party, provide a fair summary of such provisions of such agreements and instruments;

                    (9) The statements in the Final Memorandum under the caption
               "Federal Tax Considerations" fairly and accurately summarize the material United States federal tax consequences of owning the Shares;

                    (10) Each of the Deposit Agreement and the Registration
               Rights Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization and execution by each party thereto other than the Company) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) with respect to the Deposit Agreement and the Registration Rights Agreement, the Enforceability Limitations, and (b) with respect to the Registration Rights Agreement, as to rights of indemnification and contribution, principles of public policy or federal or state securities laws relating thereto;

                    (11) To the knowledge of such counsel, other than as
               described in the Final Memorandum, no legal, regulatory or governmental proceedings are pending to which the Company is a party or to which the property or assets of the Company are subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or which, individually or in the aggregate, could have a material adverse effect on the power or ability of the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated thereby or by the Final Memorandum and to the knowledge of such counsel, no such material proceedings have been threatened against the Company or with respect to any of its respective assets or properties;

                    (12) Assuming (a) the accuracy of, and compliance with, the representations, warranties and covenants of the Company in subsections 1(c) and 1(d) of the Purchase Agreement, (b) the accuracy of, and compliance with, the representations, warranties and covenants of the Initial Purchasers in Section 4 of the Purchase Agreement, (c) the compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Final Memorandum and (d) receipt by the purchasers to whom the Initial Purchasers initially resell the Shares of a copy of the Final Memorandum prior to such sale, it is not necessary in connection with the offer, sale and delivery of the Shares or in connection with the initial resale of such Shares in the manner contemplated by the Purchase Agreement and the Final Memorandum to register the Shares under the Securities Act, it being understood that no opinion is expressed as to any subsequent resale of any Shares; and

                    (13) When the Shares are issued and delivered pursuant to
               this Agreement, such Shares will not be of the same class (within the meaning of Rule 144A) as securities of the Company which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

               In addition, such counsel shall state that such counsel has participated in conferences with representatives of the Initial Purchasers, officers and other representatives of the Company and representatives of the independent certified accountants of the Company, at which conferences the contents of the Preliminary Memorandum and Final Memorandum and the business and affairs of the Company and the Subsidiaries were discussed, and although such counsel has not independently verified and does not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except and only to the extent set forth in subclauses (8) and (9) above), on the basis of the foregoing (relying as to materiality to the extent such counsel deemed appropriate upon the representations and opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that the Final Memorandum at the date thereof or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any comment with respect to the financial statements, including the notes thereto and supporting schedules, or any other financial or statistical data set forth or referred to in the Final Memorandum).

               In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the Federal law of the United States, the General Corporation Law of the State of Delaware and the laws of the State of New York and (B) may rely, as to matters of fact, to the extent they deem proper on representations or certificates of responsible officers of the Company and certificates of public officials.

               References to the Final Memorandum in this subsection (a)(i) include any supplements thereto at or prior to the Closing Date.

               (ii) At the Closing Date, the Initial Purchasers shall have received the opinion of Carla Hamre Donelson, Esq., General Counsel to the Company, dated as of the Closing Date, in the form set forth below and otherwise reasonably satisfactory to the Initial Purchasers and Counsel for the Initial Purchasers, to the effect that:

                    (1) To the knowledge of such counsel, other than as
               described in the Final Memorandum, no legal, regulatory or governmental proceedings are pending to which any of the Subsidiaries is a party or to which the property or assets of the Subsidiaries are subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or which, individually or in the aggregate, could have a material adverse effect on the power or ability of the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated thereby or by the Final Memorandum and to the knowledge of such counsel, no such material proceedings have been threatened against the Subsidiaries or with respect to any of their respective assets or properties;

                    (2) To the best knowledge of such counsel, the Company is
               duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

                    (3) To the best knowledge of such counsel, each of the
               Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing individually or in the aggregate would not result in a Material Adverse Effect; and

                    (4) None of the Company or the Subsidiaries is in violation of its respective Organizational Documents; to the knowledge of such counsel, no default by the Company or any of the Subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any Material Contract which could reasonably be expected to have a Material Adverse Effect; and to the knowledge of such counsel, none of the Company nor the Subsidiaries is in breach or violation of any law, statute, rule or regulation, or any judgment, decree or order of any governmental or regulatory agency or other body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets such that any such breach or violation could reasonably be expected to have a Material Adverse Effect.

               In addition, such counsel shall state that such counsel has participated in conferences with representatives of the Initial Purchasers, officers and other representatives of the Company and representatives of the independent certified accountants of the Company, at which conferences the contents of the Preliminary Memorandum and Final Memorandum and the business and affairs of the Company and the Subsidiaries were discussed, and although such counsel has not independently verified and does not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum, on the basis of the foregoing (relying as to materiality to the extent such counsel deemed appropriate upon the representations and opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that the Final Memorandum at the date thereof or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any comment with respect to the financial statements, including the notes thereto and supporting schedules, or any other financial or statistical data set forth or referred to in the Final Memorandum).

               In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the Federal law of the United States, the General Corporation Law of the State of Delaware and the laws of the State of Colorado and (B) may rely, as to matters of fact, to the extent she deems proper on representations or certificates of responsible officers of the Company and certificates of public officials.

               References to the Final Memorandum in this subsection (a)(ii) include any supplements thereto at or prior to the Closing Date.

               (b) The Initial Purchasers shall have received the opinion, dated as of the Closing Date, of Cahill Gordon & Reindel, Counsel for the Initial Purchasers, with respect to certain matters as are customarily covered by such opinions.

               In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the Federal laws of the United States, the General Corporation Law of the State of Delaware and the laws of the State of New York and (B) may rely, as to matters of fact, to the extent they deem proper on representations or certificates of responsible officers of the Company and certificates of public officials.

               In addition, such counsel shall state that such counsel has participated in conferences with representative of the Initial Purchasers, officers and other representatives of the Company and representatives of the independent accountants for the Company at which conferences the contents of the Preliminary Memorandum and Final Memorandum and related matters were discussed, and although such counsel has not verified and does not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum, on the basis of the foregoing (relying as to materiality to the extent such counsel deemed appropriate upon the representations and opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that the Final Memorandum, at the date thereof or as of the Closing

          Date, contained or contains an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no comment with respect to the financial statements, including the notes thereto, or any other financial or statistical data set forth or referred to in the Final Memorandum).

               (c) The following conditions contained in clauses (i) and (ii) of this subsection (c) shall have been satisfied at and as of the Closing Date, and the Company shall have furnished to the Initial Purchasers a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

                    (i) the representations and warranties of the Company in
               this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder in all material respects at or prior to the Closing Date; and

                    (ii) since the date of the most recent financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no Material Adverse Change, whether or not in the ordinary course of business. As used in this subparagraph, the term "Final Memorandum" means the Final Memorandum in the form first used to confirm sales of the Shares.

               (d) At the Execution Time and at the Closing Date, KPMG LLP shall have furnished to the Initial Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder and Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA") and containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to financial statements and certain financial information contained in the Final Memorandum, in form and substance satisfactory to Counsel for the Initial Purchasers.

               All references in this Section 6(d) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the date of the letter.

               (e) At the Execution Time, the Company shall have furnished to the Representatives a letter agreement substantially in the form of Exhibit A hereto addressed to the Representatives from each executive officer of the Company and from Mr. Steven C. Halstedt and Mr. Arthur
          L. Cahoon. With respect to Mr. Cahoon, the letter agreement shall apply only to 50% of the shares of Common Stock owned by him as of the date hereof.

               (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause
          (i) or (ii) above, is, in the judgment of the Initial Purchasers, so material and adverse as to make it impractical or inadvisable to market the Shares as contemplated by the Final Memorandum.

               (g) On or prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

               (h) The Company and the Deposit Agent shall have entered into the Deposit Agreement.

               (i) The Company and the Initial Purchasers shall have entered into the Registration Rights Agreement.

               (j) The Certificate of Designation shall have become effective in accordance with the provisions of the General Corporation Law of the State of Delaware.

               If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchasers and Counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Initial Purchasers. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

               The documents required to be delivered by this Section 6 will be delivered at the office of Counsel for the Initial Purchasers, at 80 Pine Street, New York, New York, on the Closing Date.

               7. Reimbursement of Expenses. (a) Whether or not any sale of the Shares is consummated, the Company agrees to pay and bear all costs and expenses incident to the performance of all of its obligations under this Agreement, including (i) the preparation and printing of the Preliminary Memorandum, the Final Memorandum and any amendments or supplements thereto and the cost of furnishing copies thereof to the Initial Purchasers, (ii) the preparation, issuance, printing and distribution of the Subject Securities and any survey of state securities or "blue sky" laws or legal investment memoranda, (iii) the delivery to the Initial Purchasers of the Shares and the delivery to the holders of the Shares the Common Stock issuable as dividends or upon conversion or redemption of the Shares, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Subject Securities under the applicable state securities or "blue sky" laws in accordance with the provisions of Section 5(h) hereof and any filing for review of the offering with the NASD, if required, including filing fees and reasonable fees and disbursements of counsel to the Initial Purchasers in connection therewith and in connection with the preparation of any survey of state securities or "blue sky" laws or legal investment memoranda, (vi) any fees and expenses relating to maintaining the Deposit Account, (vii) the fees and expenses of the Deposit Agent, including the fees and disbursements of counsel for the Deposit Agent,
(viii) all expenses (including travel expenses) of the Company and the Initial Purchasers in connection with any meetings with prospective investors in the Shares and (ix) all expenses and listing fees in connection with the application for designation of the Shares as Portal-eligible securities and to permit the Shares to be eligible to clearance through The Depository Trust Company.

               (b) If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers in payment for the Shares on the Closing Date (including the deposit of the related Deposit Amount), the Company will reimburse the Initial Purchasers severally upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

               8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum or the Final Memorandum or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchasers specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

               The foregoing indemnity with respect to any untrue statement contained in or any omission from the Preliminary Memorandum shall not inure to the benefit of any Initial Purchaser (or any affiliate or person who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act) from whom the person asserting such loss, liability, claim, damage or expense purchased any of the Shares that are the subject thereof if such person was not sent or given a copy of the Final Memorandum (or any amendment or supplement thereto), if the Company shall have previously furnished copies thereof to the Initial Purchasers in accordance with this Agreement, at or prior to the written confirmation of the sale of such Shares to such person and the untrue statement contained in or the omission from the Preliminary Memorandum was corrected in the Final Memorandum (or any amendment or supplement thereto).

               (b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, its directors, officers and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and in the table and the second, seventh, eighth, ninth, tenth and eleventh paragraphs after the table under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum (insofar as such statements relate to the Initial Purchasers) constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

               (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

               (d) In the event that the indemnity provided in paragraph (a) or
(b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company on the one hand and the Initial Purchasers on the other hand agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which the Company or one or more of the Initial Purchasers, as applicable, may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company or the Initial Purchasers from the offering of the Shares; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Shares purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Initial Purchasers, as applicable, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Offering received by it (before deducting expenses), and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchasers from the Company in connection with the purchase of the Shares hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Initial Purchasers. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8 each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company subject in each case to the applicable terms and conditions of this paragraph (d).

               9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Shares agreed to be purchased by such Initial Purchaser hereunder and deliver the related Deposit Amount and such failure to do any of the foregoing shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the number of Shares set forth opposite their names in

Schedule I hereto bears to the aggregate number of Shares set forth opposite the names of all the remaining Initial Purchasers) the Shares which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate number of Shares which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate number of Shares set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such non-defaulting Initial Purchasers do not purchase all the Shares, this Agreement will terminate without liability to any non-defaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Initial Purchasers shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

               10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers, by notice given to the Company prior to delivery of and payment for the Shares, if prior to such time
(i) trading in any of the Company's securities shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Final Memorandum.

               11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

               12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchasers, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Smith Barney Inc., at 388 Greenwich Street, New

York, New York 10013; if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Verio Inc., 8005 South Chester Street, Suite 200, Englewood, Colorado 80112, Attention: Carla Hamre Donelson, Esq.; with a copy to Morrison & Foerster LLP, 425 Market Street, San Francisco, CA 94105,
Attention: Gavin Grover, Esq.

               13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

               14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

               15. Business Day. For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York, New York are authorized or obligated by law, executive order or regulation to close.

               16. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

                            [Signature Page Follows]

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Initial Purchasers.

                                        Very truly yours,

                                        VERIO INC.


                                        By: /s/ Carla Hamre Donelson
                                           ------------------------------------
                                           Name:  Carla Hamre Donelson
                                           Title: Vice President, General
                                                  Counsel and Secretary

The foregoing Agreement is hereby
confirmed and accepted as of the date first above written.

Salomon Smith Barney Inc.
Donaldson, Lufkin & Jenrette Securities
  Corporation
Credit Suisse First Boston Corporation
Deutsche Bank Securities Inc.
First Union Capital Markets Corp.

By:  Salomon Smith Barney Inc.,
     as Representative of the
     Initial Purchasers


By: /s/ Mark W. Barber
   ------------------------------------
   Name:  Mark W. Barber
   Title: Vice President

By: Donaldson, Lufkin & Jenrette Securities Corporation,
    as Representative of the
    Initial Purchasers


By: /s/ Colin Knudsen
   ------------------------------------
   Name:  Colin Knudsen
   Title: Managing Director

                                   SCHEDULE I


                                                            Number of Shares
Initial Purchasers                                           To Be Purchased
------------------                                         ----------------
Salomon Smith Barney Inc................................       2,160,000
Donaldson, Lufkin & Jenrette Securities Corporation.....       2,160,000
Credit Suisse First Boston Corporation..................         720,000
Deutsche Bank Securities Inc............................         480,000
First Union Capital Markets Corp........................         480,000
                                                               ---------
     Total                                                     6,000,000

                                   SCHEDULE II

Subsidiaries


                                                       Percentage
                                   Organized           Ownership
Name of Entity                     Under Laws of       of Company
--------------                     -------------       ----------
Best Internet Communications,
Inc. (d/b/a Hiway Technologies)     California             100

digitalNATION, Inc.                 Virginia               100

                                  SCHEDULE III


Material Contracts


               1. Indenture, dated as of June 24, 1997, by and among Verio Inc. and First Trust National Association (as trustee).

               2. Warrant Agreement, dated as of June 24, 1997, by and between First Trust National Association and Verio Inc.

               3. Common Stock Registration Rights Agreement, dated as of June 17, 1997, by and among Verio Inc., Brooks Fiber Properties, Inc., Norwest Equity Partners V, Providence Equity Partners, Centennial Fund V, L.P., Centennial Fund IV, L.P. (as investors) and the initial purchasers named therein.

               4. Registration Rights Agreement, dated as of June 17, 1997, by and among Verio Inc. and the initial purchasers named therein.

               5. Lease Agreement, dated as of June 20, 1997, by and between Verio Inc. and Highland Park Ventures, LLC, with respect to the property in Englewood, Colorado, including the First Amendment to Lease Agreement, dated as of December 16, 1997.

               6. Lease Agreement, dated as of May 24, 1997, by and between Verio Inc. and IM Joint Venture, with respect to the property in Dallas, Texas, as amended.

               7. Form of Indemnification Agreement between Verio Inc. and each of its officers and directors.

               8. Amended and Restated Stockholders Agreement, dated as of May 20, 1997, by and between Verio Inc., the Series A Purchasers, the Series B Purchasers, the Series C Purchasers and members of the management of Verio Inc.

               9. The 1996 Stock Option Plan of Verio Inc.

              10. The 1997 California Stock Option Plan of Verio Inc..

              11. The 1998 Employee Stock Purchase Plan of Verio Inc..

              12. The 1998 Stock Incentive Plan of Verio Inc.

                                     III-1

               13. Form of Compensation Protection Agreement between Verio Inc. and each of its officers.

               14. Master Service Agreement, dated as of August 23, 1996, by and between Verio Inc. and MFS Datanet, Inc.

               15. Agreement for Terminal Facility Collocation Space, dated August 8, 1996, by and between MFS Telecom, Inc. and Verio Inc.

               16. Bilateral Peering Agreement, dated May 19, 1997, between AT&T Corp. and Verio Inc.

               17. Master Lease Agreement, dated November 17, 1997, by and between Insight Investments Corp. and Verio Inc.

               18. Master Lease Agreement, dated October 27, 1997, by and between Cisco Capital Systems Corporation and Verio Inc.

               19. Lateral Exchange Networks Interconnection Agreement, dated February 3, 1997, by and between Sprint Communications Company L.P. and Verio Inc.

               20. Cover Agreement, dated September 30, 1996, by and between Verio Inc. and Sprint.

               21. Amendment One to Cover Agreement, dated November 7, 1996, by and between Verio Inc. and Sprint.

               22. Amendment Two to Cover Agreement, dated March 2, 1998, by and between Verio Inc. and Sprint.

               23. Indenture, dated as of March 25, 1998, by and among Verio Inc. and First Trust National Association (as trustee).

               24. Registration Rights Agreement, dated as of March 25, 1998, by and among Verio Inc. and the initial purchasers named therein.

               25. Capacity and Services Agreement, dated as of March 31, 1998, by and among Verio Inc. and Qwest Communications Corporation.


                                     III-2

               26. Credit Agreement, dated as of April 6, 1998, by and among Verio Inc., The Chase Manhattan Bank (as administrative agent) and Fleet National Bank (as documentation agent).

               27. Stock Purchase and Master Strategic Relationship Agreement, dated as of April 7, 1998, by and among Verio Inc. and Nippon Telegraph and Telephone Corporation ("NTT"), a Japanese corporation.

               28. Investment Agreement, dated as of April 7, 1998, by and among Verio Inc. and NTT.

               29. Outside Service Provider Agreement, dated as of April 7, 1998, by and among Verio Inc. and NTT America, Inc.

               30. Master Services Agreement, dated as of June 13, 1997, by and between Verio Inc. and MCI Telecommunications Corporation ("MCI").

               31. MCI Domestic (US) Public Interconnection Agreement dated as of June 12, 1997, by and between Verio Inc. and MCI, as amended.

               32. Verio Inc.'s 1998 Non-Employee Director Stock Incentive Plan.

               33. Interconnection Agreement, effective as of April 1, 1998 by and between Verio Inc. and UUNET Technologies, Inc.

               34. Indenture, dated as of November 25, 1998, by and among Verio Inc. and the U.S. Bank Trust National Association (as trustee).

               35. Registration Rights Agreement, dated as of November 25, 1998, by and among Verio Inc. and the initial purchasers named therein.


                                     III-3

                                                                       EXHIBIT A


                           [Form of Lock-up Agreement]

                                   Verio Inc.
                            8005 South Chester Street
                                    Suite 200
                            Englewood, Colorado 80012


                                                                 July [  ], 1999


Salomon Smith Barney Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Credit Suisse First Boston Corporation
Deutsche Bank Securities Inc.
First Union Capital Markets Corp.
c/o Salomon Smith Barney Inc.
    388 Greenwich Street
    New York, New York  10013


               Re:  Agreement not to sell or otherwise
                    dispose of securities of Verio Inc.

Ladies and Gentlemen:

               The undersigned understands that Verio Inc. (the "Company") has circulated an offering memorandum to potential investors in connection with the offering (the "Offering") by the Company of its 6.75% Series A Convertible Preferred Stock. The undersigned further understands that the Company proposes to enter into a purchase agreement (the "Purchase Agreement") with Salomon Smith Barney Inc. and Donaldson, Lufkin & Jenrette Securities Corporation as Representatives for the several Initial Purchasers named in the Purchase Agreement (collectively, the "Initial Purchasers"), in connection with the Offering.

               In recognition of the benefit that such Offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Company and the Initial Purchasers to enter into the Purchase Agreement and to proceed with the Offering, the undersigned hereby agrees, that, should the Offering be consummated, for a period of 90 days after the date of the Purchase Agreement relating to the Offering, the undersigned will not, without the prior written consent of Salomon Smith Barney Inc., directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise dispose of or transfer any shares of capital stock of the Company or any securities convertible into or exchangeable or exercisable for such capital stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any shares of capital stock of the Company or any securities convertible into or exchangeable or exercisable for such capital stock, whether any such swap transaction is to be settled by delivery of such capital stock or other securities, in cash or otherwise or (iii) file (or participate in the filing of) a registration statement with the Securities and Exchange Commission in respect of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock or, in any of clauses (i) through (iii), publicly announce an intention to effect such a transaction.

                                             Sincerely,


                                             -----------------------------------
                                             Name:

                                      -2-